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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            ____________________

                                  FORM 8-K

                               CURRENT REPORT
  Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): April 4, 2006

                       FARMSTEAD TELEPHONE GROUP, INC.
           (Exact name of registrant as specified in its charter)

            Delaware                     0-15938             06-1205743
(State or other jurisdiction of       (Commission          (IRS Employer
        incorporation)                File Number)      Identification No.)

    22 Prestige Park Circle, East Hartford, CT               06108-3728
     (Address of principal executive offices)                (Zip Code)

     Registrant's telephone number, including area code: (860) 610-6000

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       (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.02   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

      On April 4, 2006 the Company issued a press release announcing the results of operations for its year ended December 31, 2005.

      For the year ended December 31, 2005 revenues were $15,203,000, 23% higher than revenues of $12,344,000 reported for 2004. The Company reported a net loss for the year of $3,314,000, or $(0.95) per share, compared with a net loss of $1,424,000, or $(0.43) per share, in 2004. The net loss for 2005 includes a $1,091,000 loss attributable to the start up of One IP Voice, Inc., the Company's wholly-owned subsidiary which was formed in 2005 to offer carrier-based hosted IP telephony products and services. The Company attributed its fiscal year 2005 improved revenue results to increased market penetration for its legacy business systems-related products and services, particularly from the small-to-medium business ("SMB") market segment which the Company has been targeting, significantly higher sales of Avaya maintenance contracts, and a larger sales force.

A copy of the press release is attached as Exhibit 99.1

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits

      99.1  Press release dated April 4, 2006.


SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FARMSTEAD TELEPHONE GROUP, INC.

                                       By: /s/ Robert G. LaVigne
                                           --------------------------
                                           Robert G. LaVigne
                                           Executive Vice President &
                                           Chief Financial Officer

Date: April 4, 2006


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